                                                                    EXHIBIT 10.8

                           FORM OF GUARANTEE AGREEMENT

A form of Nortel Networks Limited ("NNL") Foreign Subsidiary Guarantee dated as of April 4, 2002 follows as Exhibit 10.8 to Nortel Networks Corporation's Quarterly Report on Form 10-Q. The following agreements are material contracts not filed as exhibits to this Quarterly Report pursuant to Instruction 2 to Item 601 of Regulation S-K. Each of the following agreements is substantially identical in all material respects to the form of NNL Foreign Subsidiary Guarantee except as to the name and organizational jurisdiction of the applicable subsidiary guarantor in each agreement.

1. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks Australia Pty Limited, a New South Wales corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

2. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Northern Telecom do Brasil Industria e Comercio Ltda, a Brazil corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

3. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Northern Telecom do Brasil Comercio e Servicos Ltda, a Brazil corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

4. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks International Finance & Holding B.V., a Dutch corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

5. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks B.V., a Dutch corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

6. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks Optical Components Limited, a United Kingdom corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

7. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks U.K. Limited (f/k/a Nortel Networks plc), a United Kingdom corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

8. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks (Luxembourg) S.A., a Luxembourg corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

9. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks (Ireland) Limited, a Company incorporated in Ireland, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

10. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks (Dublin) Limited, a Company incorporated in Ireland, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

11. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks (Asia) Limited, a Hong Kong corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

12. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks Financial Services Limited Liability, a Hungary corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

13. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks GmbH, a German corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

14. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks Hispania, S.A., a corporation organized under the laws of Spain, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

15. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks Singapore pte Ltd, a Singapore corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

16. NNL Foreign Subsidiary Guarantee dated as of April 4, 2002 by Nortel Networks, s.r.o, a Czech Republic corporation, for the benefit of JPMorgan Chase Bank, as Collateral Agent, and the other beneficiaries specified therein.

                   NNL FOREIGN SUBSIDIARY GUARANTEE


         GUARANTEE dated as of [         ] by [       ], a [       ] corporation
(with its successors, the "GUARANTOR") for the benefit of JPMORGAN CHASE BANK, as Collateral Agent and certain other financial institutions referred to below.

         WHEREAS, the Guarantor is a subsidiary of NORTEL NETWORKS LIMITED, a Delaware corporation (with its successors, "NNL"); and

         WHEREAS, NNL, as borrower, certain financial institutions and J.P. Morgan Bank Canada, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, Toronto Branch, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNL 364-DAY AGREEMENT"); and

         WHEREAS, NNL, as borrower, certain financial institutions, Credit Suisse First Boston ("CSFB"), as Syndication Agent, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, Toronto Branch, as Administrative Agent are parties to a 5-Year Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNL 5-YEAR AGREEMENT"); and

         WHEREAS, Nortel Networks Inc. ("NNI"), as borrower, NNL, as guarantor, certain financial institutions, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, as Administrative Agent are parties to a 364-Day Credit Agreement dated as of April 12, 2000 (as amended from time to time, the
 "2000 NNI 364-DAY AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, as Administrative Agent are parties to a 5-Year Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNI 5-YEAR AGREEMENT"); and

         WHEREAS, NNL, as borrower, certain financial institutions, CSFB, as Syndication Agent, and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank, Toronto Branch, as Administrative Agent are parties to a 364-Day Credit Agreement dated as of June 14, 2001 (as amended from time to time, the "2001 NNL 364-DAY AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions, CSFB, as Syndication Agent, and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank, as Administrative Agent are parties to a 364-Day Credit Agreement dated as of June 14, 2001 (as amended from time to time, the "2001 NNI 364-DAY AGREEMENT"); and

         WHEREAS, in consideration of the financial and other support that NNL has provided, and such financial and other support as NNL may in the future provide, to the Guarantor, the Guarantor is willing to enter into this Guarantee;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

         1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "BANK TERMINATION DATE" means the first date on which all of the following conditions are satisfied: (i) all commitments to extend credit under any Credit Agreement shall have expired or been terminated, (ii) all Non-Contingent Secured Obligations (as defined in the U.S. Security Agreement) arising under any of the Credit Agreements shall have been paid in full, and
(iii) no Contingent Secured Obligation (as defined in the U.S. Security Agreement) shall remain outstanding under any of the Credit Agreements, other than any indemnity claims that have not been asserted on or prior to such date.

         "BANKS" means the "Banks" under each of the Credit Agreements.

         "BENEFICIARIES" means the holders from time to time of the Guaranteed Obligations.

         "BONDS" means, collectively, the 2002 Notes, the 2003 Notes, the 2006 Notes, the 2006 NNCC Notes, the 2008 Notes, the 2023 Notes and the 2026 Notes.

         "CANADIAN SECURITY AGREEMENT" means the Canadian Guarantee and Security Agreement dated the date hereof among NNL, NNI, the Subsidiaries party thereto and JPMorgan Chase Bank, as Collateral Agent.

         "CAPITAL MARKETS EVENT" has the meaning set forth in any Credit Agreement.

         "COLLATERAL PERIOD" means any period from and including the first day when the Debt Rating is lower than BBB- by S&P or Baa3 by Moody's to but excluding the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "CREDIT AGREEMENTS" means the NNI Credit Agreements and the NNL Credit Agreements.

         "DEBT RATING" means any rating by Moody's or S&P with respect to the senior unsecured non-credit enhanced long-term debt of NNL.

         "DESIGNATED BANK DEBT" means any indebtedness for borrowed money designated pursuant to (and in accordance with the terms of) (i) Section 15(b),
(ii) Section 22(c) of the U.S. Security Agreement or (iii) Section 21(c) of the Canadian Security Agreement.

         "DESIGNATED CAPITAL MARKETS DEBT" means any indebtedness constituting a Capital Markets Event designated pursuant to (and in accordance with the terms of) (i) Section 15(a), (ii) Section 22(b) of the U.S. Security Agreement or
(iii) Section 21(b) of the Canadian Security Agreement.

         "DESIGNATED HEDGING AGREEMENT" means any Hedging Agreement designated pursuant to (and in accordance with the terms of) (i) Section 21(a) of the Canadian Security Agreement or (ii) Section 22(a) of the U.S. Security Agreement.

         "DISCLOSURE MATERIALS" has the meaning set forth in either 2001 364-Day Agreement.

         "DRAWDOWN DATE" means any date during any Collateral Period on which an extension of credit is made under either 2001 364-Day Agreement; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Drawdown Date" for purposes of this Guarantee will also include any date during any Collateral Period on which an extension of credit is made under the Replacement Agreement with respect to such Credit Agreement.

         "EVENT OF DEFAULT" means an "Event of Default" under any Credit Agreement.

         "GUARANTEED AGREEMENT", when used with respect to any Guaranteed Obligation, refers collectively to each instrument, agreement or other document that sets forth such Guaranteed Obligations and/or rights of the holder with respect to such Guaranteed Obligation.

         "GUARANTEED OBLIGATIONS" means (i) the NNL Bank Obligations, (ii) the NNL Hedging Obligations, (iii) the NNL Bond Obligations, (iv) the NNL Guaranteed Obligations, (v) any Designated Capital Markets Debt (other than Designated Capital Markets Debt of the Guarantor) and (vi) any Designated Bank Debt (other than Designated Bank Debt of such Guarantor).

         "HEDGING AGREEMENT" means (i) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement, and (ii) any hedging agreement in respect of common stock entered into in order to hedge exposure under stock option plans or other benefit plans for employees, directors or consultants of NNL and its Subsidiaries, but in each case only if such agreement or arrangement is entered into with a Bank or an affiliate thereof.

         "INDENTURE TRUSTEES" means (i) The Toronto-Dominion Bank Trust Company, as trustee under the 1988 Indenture, (ii) The Bank of New York, as trustee under the 1996 Indenture, (iii) Citibank, N.A., as trustee under the 2000 Indenture, and (iv) Bankers Trust Company, as trustee under the 2001 Indenture and their respective successors in such capacity.

         "INDENTURES" means, collectively, the 1988 Indenture, the 1996 Indenture, the 2000 Indenture and the 2001 Indenture.

         "INVESTMENT GRADE DATE" means the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "MATERIAL SUBSIDIARY" has the meaning set forth in the 2001 NNL 364-Day Agreement.

         "MOODY'S" means Moody's Investors Service, Inc.

         "1988 INDENTURE" means the Indenture dated as of November 30, 1988 among NTL, the subsidiary guarantors party thereto and The Toronto-Dominion Bank Trust Company as trustee, as amended from time to time.

         "1996 INDENTURE" means the Indenture dated as of February 15, 1996 among NTL, the subsidiary guarantors party thereto and The Bank of New York as trustee, as amended from time to time.

         "NNC" means Nortel Networks Corporation, a Canadian corporation, and its successors.

         "NNFI HEDGING OBLIGATIONS" means (i) all obligations of NNFI under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNI BANK OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any loan under, or any note issued pursuant to, any NNI Credit Agreement, (ii) all other amounts payable by NNI under any NNI Credit Agreement, (iii) all obligations of NNI under Section 2 of the U.S. Security Agreement and (iv) any renewals or extensions of any of the foregoing.

         "NNI CREDIT AGREEMENTS" means the 2000 NNI 364-Day Agreement, the 2000 NNI 5-Year Agreement and the 2001 NNI 364-Day Agreement.

         "NNI HEDGING OBLIGATIONS" means (i) all obligations of NNI under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNL BANK OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any loan under, or any note issued pursuant to, any NNL Credit Agreement, (ii) all other amounts payable by NNL under any NNL Credit Agreement, (iii) all obligations of NNL under Article 9 of each NNI Credit Agreement, and (iv) any renewals or extensions of any of the foregoing.

         "NNL BOND OBLIGATIONS" means all principal of and interest (including, without limitation, any Post-Petition Interest) on and other amounts payable under the 2002 Notes, the 2003 Notes, the 2006 Notes, the 2006 NNCC Notes, the 2008 Notes, the 2023 Notes and the 2026 Notes.

         "NNL CREDIT AGREEMENTS" means the 2000 NNL 364-Day Agreement, the 2000 NNL 5-Year Agreement and the 2001 NNL 364-Day Agreement.

         "NNL GUARANTEED OBLIGATIONS" means (i) the NNI Hedging Obligations,
(ii) the NNFI Hedging Obligations, (iii) the NNI Bank Obligations, (iv) any Designated Bank Debt and (v) any Designated Capital Markets Debt (other than Designated Capital Markets Debt of NNL).

         "NNL HEDGING OBLIGATIONS" means (i) all obligations of NNL under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NTL" means Northern Telecom Limited, a Canadian corporation, and its successors.

         "OBLIGOR" means any Person whose obligations are guaranteed pursuant to the terms of this Guarantee.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "POST-PETITION INTEREST" means, with respect to any obligation of any Person, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of such Person (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "REFINANCING" means, with respect to any Credit Agreement, any renewal or extension thereof (including pursuant to an amendment and restatement or a replacement thereof).

         "REFINANCING EFFECTIVE DATE" means, with respect to any Credit Agreement, the first date on which a Refinancing thereof becomes effective.

         "REPLACEMENT AGREEMENT" means, with respect to any Credit Agreement, one or more credit agreements evidencing the Refinancing of such Credit Agreement, but only if each such credit agreement is designated as a "Replacement Agreement" for purposes of this Guarantee by NNI or NNL, as the case may be.

         "REQUIRED SECURED BANKS" means, at any date, Included Banks at such date having at least 51% of the aggregate amount, without duplication, of (i) the "Commitments" under the applicable Credit Agreements and (ii) the aggregate unpaid principal amount of the "Loans" under the applicable Credit Agreements. "INCLUDED BANKS" means, at any date, the Banks party to either of the 2001

364-Day Agreements and, solely if such date occurs on or after the Refinancing Effective Date with respect to any Credit Agreement (subject to any exclusion set forth in such Credit Agreement or Replacement Agreement), the Banks party to the Replacement Agreement with respect to any Credit Agreement. Prior to the first Refinancing Effective Date, the Included Banks will be the Banks party to either 2001 364-Day Credit Agreement and the "applicable Credit Agreements" for the purpose of clauses (i) and (ii) will be each of the 2001 364-Day Agreements.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SPECIFIED EVENT OF DEFAULT" means an event described in Section 6.01(a), (f) or (g) of the Credit Agreements (or any corresponding provision of any Replacement Agreement), or any Event of Default caused by a breach of any financial or debt covenant contained in either 2001 364-Day Agreement; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Specified Event of Default" for purposes of this Guarantee will also include any event of default caused by a breach of any financial or debt covenant contained in any Replacement Agreement with respect to such Credit Agreement or any other event of default that is designated in such Replacement Agreement as a "Specified Event of Default" for the purpose of this Guarantee.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Guarantor.

         "2000 INDENTURE" means the Indenture dated as of December 15, 2000 among NNL, Nortel Networks Capital Corporation and Citibank, N.A. as trustee, as amended from time to time.

         "2001 INDENTURE" means the Indenture dated as of August 15, 2001 among NNC, NNL as guarantor and The Bankers Trust Company, as trustee, as amended from time to time.

         "2001 364-DAY AGREEMENTS" means the 2001 NNI 364-Day Agreement and the 2001 NNL 364-Day Agreement.

         "2002 NOTES" means the 6-7/8% Notes due 2002 issued by NTL pursuant to the 1988 Indenture.

         "2003 NOTES" means the 6% Notes due 2003 issued by NTL pursuant to the 1988 Indenture.

         "2008 NOTES" means the 4.25% Convertible Senior Notes due 2008 issued by NNC and guaranteed by NNL pursuant to the 2001 Indenture.

         "2006 NOTES" means the 6.125% Notes due 2006 issued by NNL pursuant to the 2000 Indenture.

         "2006 NNCC NOTES" means the 7.40% Notes due 2006 issued by NTL pursuant to the 1996 Indenture.

         "2023 NOTES" means the 6-7/8% Notes due 2023 issued by NTL pursuant to the 1988 Indenture.

         "2026 NOTES" means the 7.875% Notes due 2026 issued by Northern Telecom Capital Corporation and guaranteed by NTL pursuant to the 1996 Indenture.

         "TOTAL COLLATERAL" means the "Collateral" as defined in any Credit Agreement (assuming, for this purpose, that Collateral includes all "Foreign Subsidiary Guarantees" as defined in any Credit Agreement, in effect at any time of determination).

         "U.S. SECURITY AGREEMENT" means the U.S. Guarantee and Security Agreement dated as of the date hereof among NNL, NNI, the Subsidiaries party thereto and JPMorgan Chase Bank, as Collateral Agent.

          (b) Special provision with respect to Refinancings. On and after the Refinancing Effective Date with respect to any Credit Agreement, any reference herein to such Credit Agreement (including for the avoidance of doubt any reference to "2000 NNI 364-Day Agreement", "2000 NNI 5-Year Agreement", "2001 NNI 364-Day Agreement", "2000 NNL 364-Day Agreement", "2000 NNL 5-Year Agreement" or the "2001 NNL 364-Day Agreement") shall be deemed to be a reference to the Replacement Agreement with respect thereto.

          (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, and (d) the word "PROPERTY" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

           2. The Guarantee. The Guarantor unconditionally guarantees the full and punctual payment of each Guaranteed Obligation when due (whether at stated maturity, upon acceleration or otherwise). If any Guaranteed Obligation is not paid punctually when due, the Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Guaranteed Agreement. This Guarantee shall be effective as of the first day of any Collateral Period, and shall be released in accordance with Section 4 below.

           3. Guarantee Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Obligor or any other Person under any Guaranteed Agreement, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to any Guaranteed Agreement;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Obligor or any other Person under any Guaranteed Agreement;

          (d) any change in the corporate existence, structure or ownership of any Obligor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligor or any other Person or any of their assets or any resulting release or discharge of any obligation of any other Person under any Guaranteed Agreement;

          (e) the existence of any claim, set-off or other right that the Guarantor may have at any time against any Obligor, any Beneficiary or any other Person, whether in connection with the Guaranteed Agreements or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against any Obligor or any other Person for any reason of any Guaranteed Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Guaranteed Obligation by any Obligor or any other Person; or

          (g) any other act or omission to act or delay of any kind by any Obligor, any other party to any Guaranteed Agreement, any Beneficiary or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (g), constitute a legal or equitable discharge of or defense to any obligation of the Guarantor hereunder, but excluding payment in full of the Guaranteed Obligations.

           4. Release of Guarantee. This Guarantee will be released on the earlier of (i) any Investment Grade Date and (ii) the Bank Termination Date. If at any time any payment of a Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Guarantor or otherwise, this Guarantee shall be reinstated with respect thereto as though such payment had been due but not made at such time. The Collateral Agent may release the Guarantor from this Guarantee in accordance with Section 14.

           5. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand (except for the demand requirement under Section 2 and Section 7), protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Person.

           6. Subrogation. If the Guarantor makes a payment with respect to a Guaranteed Obligation hereunder, the Guarantor shall be subrogated to the rights of the payee against the relevant Obligor with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation against such Obligor or by reason of contribution against any other guarantor of such Guaranteed Obligation, until the Bank Termination Date.

           7. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation by any Obligor is stayed by reason of the insolvency or receivership of such Obligor or otherwise, all Guaranteed Obligations otherwise subject to acceleration in accordance with their terms shall nonetheless be payable by the Guarantor forthwith on demand by the Collateral Agent.

           8. Right of Set-Off. If a Specified Event of Default has occurred and is continuing and any Guaranteed Obligation is not paid promptly when due after a demand has been made, each of the relevant Beneficiaries and their respective affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Beneficiary or affiliate to or for the credit or the account of the Guarantor against the obligations of the Guarantor under its Guarantee, irrespective of whether or not such Beneficiary shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Beneficiary under this subsection are in addition to all other rights and remedies (including other rights of setoff) that such Beneficiary may have.

           9. Continuing Guarantee. This Guarantee is a continuing guarantee, shall be binding on the Guarantor and its successors and assigns, for the benefit of the Beneficiaries and their respective successors and assigns, and shall be enforceable by the Collateral Agent or the Beneficiaries. If all or part of any Beneficiary's interest in any Guaranteed Obligation is assigned or otherwise transferred, the transferor's rights under this Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation. The Guarantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Banks.

         10. Limitation on Obligations of Guarantor. The obligations of the Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantee invalid or unenforceable or subject to avoidance under any provisions of applicable law.

         11. Representations and Warranties.(1) The Guarantor represents and warrants on the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following execution hereof that, on such date:

          (a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the absence of which would have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee;

------

(1)  Amend as necessary if Guarantor is not a corporation.

          (b) The execution, delivery and performance by the Guarantor of this Guarantee (i) are within the Guarantor's corporate or organizational powers and have been duly authorized by all requisite action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iii) do not contravene any provision of applicable law or regulation or any provision of the organizational documents of the Guarantor or any contractual restriction, order, decree or other instrument binding upon the Guarantor or any of its Subsidiaries, except, in the cases of clauses (ii) and (iii) above, any such action, filing or contravention which would not have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee;

          (c) This Guarantee constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, or by general principles of equity;

          (d) There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee, except as disclosed in NNL's reports filed on or before the date hereof pursuant to the Securities and Exchange Act of 1934, as amended, or as set forth in the Disclosure Materials, or which in any manner draws into question the validity of this Guarantee.

         12. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when hand delivered or sent by courier to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

          (a) in the case of the Guarantor:

                C/O Nortel Networks Limited
                8200 Dixie Road, Suite 100
                Brampton, ON
                L6T 5P6

                Attention:  Corporate Secretary
                Facsimile:  905-863-8386
                MS:  036/NO/230

          (b) in the case of the Collateral Agent:

                JPMorgan Chase Bank
                270 Park Avenue
                New York, NY 10017
                Attention: Gloria Javier
                Facsimile: 212-552-5700
                E-mail: gloria.javier@jpmorgan.com

          (c) in the case of any other Beneficiary, to the Collateral Agent to be forwarded to such Beneficiary at its address or facsimile number or e-mail address, if any, specified in or pursuant to the relevant Guaranteed Agreement.

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Guarantor in the manner specified.

         13. No Implied Waivers; Remedies not Exclusive. No failure by the Beneficiaries to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Guaranteed Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Beneficiaries of any right or remedy under any Guaranteed Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy.

         14. Amendments and Waivers. Neither this Guarantee nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of the Required Secured Banks; provided that the Collateral Agent may only (a) release all or any substantial part of the Total Collateral with the prior written consent of all the Banks under the 2001 364-Day Agreements and, if such release is to occur on or after the Refinancing Effective Date with respect to any Credit Agreement, all the Banks under the Replacement Agreement with respect to such Credit Agreement (subject to any exclusion set forth in such Credit Agreement) and (b) amend this Guarantee so that the Guaranteed Obligations excludes the obligations under any Credit Agreement with the prior written consent of all Banks party to such Credit Agreement.

         15. Additional Guaranteed Obligations. (a) The Guarantor may from time to time designate any indebtedness constituting a Capital Markets Event as an additional Guaranteed Obligation by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such indebtedness and the material terms thereof and (ii) states that the obligations thereunder are designated as Guaranteed Obligations; provided that no such designation shall be effective unless and until, and solely to the extent that, the commitments under the Credit Agreements shall have been reduced and the loans outstanding thereunder shall have been repaid, in each case to the extent required by the terms of the Credit Agreements as a result of such Capital Markets Event; provided further that if a designation of indebtedness constituting a Capital Markets Event shall have been made pursuant to (and in accordance with the terms of) (x) Section 22(b) of the U.S. Security Agreement or (y) Section 21(b) of the Canadian Security Agreement, then such designated indebtedness shall constitute a Guaranteed Obligation of the Guarantor without any further action on the part of the Guarantor.

          (b) So long as the Guarantor is a Material Subsidiary of NNL, the Guarantor may from time to time designate any indebtedness for borrowed money (other than indebtedness constituting a Capital Markets Event) owed by any Material Subsidiary of NNI or NNL to any Bank or any wholly-owned subsidiary of any Bank or any other financial institution and outstanding on December 20, 2001 or incurred pursuant to a commitment to extend credit in effect on such date or any extensions, renewals, replacements or refinancings thereof as an additional Guaranteed Obligation by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such indebtedness and the material terms thereof and (ii) states that the obligations thereunder are designated as Guaranteed Obligations; provided that the aggregate amount of indebtedness (without duplication) designated as "Designated Bank Debt" under this Guarantee and any other security document or guarantee entered into by NNL, NNI and their respective Material Subsidiaries for the benefit of the Beneficiaries will not exceed $300,000,000 in aggregate principal amount; provided further that if a designation of indebtedness for borrowed money shall have been made pursuant to (and in accordance with the terms of) (x) Section 22(c) of the U.S. Security Agreement or (y) Section 21(c) of the Canadian Security Agreement, then such designated indebtedness shall constitute a Guaranteed Obligation of the Guarantor without any further action on the part of the Guarantor.

         16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Guarantor hereunder or under any of the Guaranteed Agreements in the currency expressed to be payable herein or therein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the Specified Currency with such other currency at the Collateral Agent's New York office on the Domestic Business Day, as hereinafter defined, preceding that on which final judgment is given. The obligations of the Guarantor in respect of any sum due to any Bank or the Collateral Agent hereunder or under any of the Guaranteed Agreements shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Collateral Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Collateral Agent (as the case may be) may in accordance with normal banking procedures purchase such Specified Currency with such other currency; if the amount of Specified Currency so purchased is less than the sum originally due to such Bank or the Collateral Agent, as the case may be, in the Specified Currency, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Collateral Agent, as the case may be, against such loss and if the amount of Specified Currency so purchased by the Collateral Agent exceeds the sum due to the Collateral Agent, as the case may be, the Collateral Agent shall remit such excess to the Guarantor. For the purposes of this section, "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday, or other day on which commercial banks in New York City are required or authorized by law to close.

         17. Taxes. (a) Each payment to be made by the Guarantor in respect of any of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated at the office of the Collateral Agent and to the extent permitted by law and subject to the conditions set forth in Sections 17(d) and 17(f), shall be made free and clear of and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding net income taxes or branch profit taxes or franchise taxes imposed in lieu of net income taxes imposed on the Collateral Agent or any of the Beneficiaries as a result of a present or former connection between the Collateral Agent or any such Beneficiary and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any connection arising solely from the Collateral Agent or such Beneficiary having executed, delivered or performed its obligations or received a payment under, or enforced, as provided herein) (collectively "TAXES").

          (b) If any Taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by the Guarantor, then (i) the Guarantor shall pay such additional amounts as may be necessary to ensure that the Collateral Agent receives a net amount equal to the full amount which would have been received by the relevant Beneficiary from the obligor in respect of the payment being guaranteed hereunder (after taking account of Taxes applicable to additional amounts payable under this Section) and (ii) the Guarantor shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority in accordance with applicable law. Within thirty (30) days of each payment by the Guarantor of Taxes or in respect of Taxes, such Guarantor shall deliver to the Collateral Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.

          (c) The Guarantor agrees to indemnify the Collateral Agent for the full amount of Taxes paid by the Collateral Agent in respect of which additional amounts were required to be paid under Section 17(b) and were not paid and any liabilities (including penalties, interest and expenses arising from the failure of the Guarantor to pay such Taxes when due) arising therefrom or therewith, in each case upon the Guarantor receiving reasonable evidence concerning the amount of such Tax and liability owing. This indemnification shall be paid within 15 days after the Collateral Agent has made the demand therefor.

         (d) The obligation of the Guarantor under Sections 17(b) and 17(c) is subject to the condition that any certification, identification, information, documentation or other reporting requirement be complied with if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which the Guarantor is required to pay additional amounts pursuant to Sections 17(b) and 17(c).

         (e) For any period in which the condition set forth in Section 17(d) has not been met (unless such failure to meet such condition is due to change in treaty, law, or regulation occurring subsequent to the date on which such certificate originally was required to be provided and there has not been a reasonable time to comply with requirements of such change pursuant to Section 17(d)) the Collateral Agent or any Beneficiary shall not be entitled to receive additional amounts under Section 17(b) or indemnification under Section 17(c) with respect to such Taxes imposed; provided that if the Collateral Agent or a Beneficiary, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a certificate required hereunder, the Guarantor shall take such steps as such Beneficiary or Collateral Agent shall reasonably request to assist the Collateral Agent to recover such Taxes.

         (f) The obligations of the Guarantor under Sections 17(b) and 17(c) are subject to the condition that the jurisdiction of the Applicable Lending Office (if any, as such term is defined in any applicable Credit Agreement) of any Beneficiary that is a Bank is changed; provided that if, in the good faith reasonable judgment of such Beneficiary, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise materially disadvantageous to such Beneficiary.

         18. Choice of Law. (a) This Guarantee shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of the law.

          (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Beneficiary may otherwise have to bring any action or proceeding relating to this Guarantee against the Guarantor or its properties in the courts of any jurisdiction.

          (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

         19. Appointment of Agent for Service of Process. (a) The Guarantor hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, CT Corporation System at its offices currently located at 111 8th Avenue, New York, New York 10011 to accept and acknowledge for and on behalf of the Guarantor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in The State of New York.

          (b) In lieu of service upon its agent, the Guarantor consents to process being served in any suit, action or proceeding relating hereto by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address designated pursuant to Section 12. The Guarantor agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

          (c) Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         20. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         21. Severability. If any provision of this Guarantee is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions of this Guarantee shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Beneficiaries in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

                                        [                                    ]


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        Agreed to and accepted by:

                                        JPMORGAN CHASE BANK,
                                        as Collateral Agent


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: